Exhibit 10.07

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into and made effective as of February 29, 2008, by and between FURSA ALTERNATIVE STRATEGIES LLC, a Delaware limited liability company (“Seller”), and INTEGRAL SYSTEMS, INC., a Maryland corporation (“Buyer”).

WHEREAS, Seller is a registered investment adviser that beneficially owns, on behalf of affiliated investment funds (the “Seller Affiliates”) and separately managed accounts over which it exercises discretionary authority (the “Accounts”), 1,064,972 shares of common stock, par value $0.01 per share, of Buyer (the “Shares”).

WHEREAS, Seller desires to sell, assign, transfer and convey, on its own behalf and on behalf of the Seller Affiliates and Accounts for which it beneficially owns the Shares, all right, title and interest in and to the Shares to Buyer, and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), Seller shall assign, transfer and convey to Buyer, and Buyer shall receive and accept from Seller (the “Transfer”), all of Seller’s right, title and interest in and to the Shares (which includes all right, title and interest of the Seller Affiliates and Accounts in and to the Shares). At or prior to the Closing, Seller shall deliver to Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer. At the Closing, Buyer shall deliver $23,429,384, which amount represents an aggregate purchase price of $22.00 per Share (the “Purchase Price”), by wire transfer of immediately available funds in accordance with Seller’s written wire instructions delivered to Buyer at or prior to the Closing.

2. Closing. The completion of the Transfer and the payment of the Purchase Price by Buyer (the “Closing”) shall occur at 10:00 a.m., local time, on March 3, 2008, or at such other date and time, and at such place as shall be mutually agreed upon by Buyer and Seller, either orally or in writing, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of this Agreement. The date of the Closing is sometimes referred to in this Agreement as the “Closing Date.”

3. Representations and Warranties of Seller. To induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer that:

(a) Seller is a validly existing limited liability company in good standing under the laws of the State of Delaware with the requisite limited liability company power and authority to (i) own its properties and conduct its business and (ii) enter into this Agreement and perform its obligations hereunder; Seller is registered as an “investment adviser” under the Investment Advisers Act of 1940, as amended.

(b) This Agreement has been duly executed by Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) The resolutions of Seller attached hereto as Exhibit A are true and complete copies of the resolutions duly and validly adopted by the sole member of Seller, and such resolutions are now in full force and effect have not been modified, amended, revoked or superseded in any respect and are the only resolutions relating to the transactions contemplated by this Agreement.

(d) The execution and performance of this Agreement does not violate any law applicable to Seller, conflict with any agreement to which Seller is a party or is bound thereby, any court order or judgment addressed to Seller, or the constituent documents of Seller.

(e) Seller beneficially owns the Shares, on behalf of the Seller Affiliates and Accounts, free and clear of all liens, claims, preemptive rights, pledges, charges, commitments, conditions, restrictions, encumbrances, proxies or voting or other agreements (collectively, “Liens”), other than such Liens as are set forth in Exhibit B hereto, all of which will be resolved and discharged as of the Closing, and other than such Liens, no other party has any ownership or other interests in and to the Shares; at the Closing, Buyer will acquire good and valid title to the Shares, free and clear of all Liens.

(f) Seller has full discretionary authority to sell the Shares on behalf of the Seller Affiliates and Accounts for which it beneficially owns the Shares and has the legal authority to enter into, deliver and perform its obligations under this Agreement; no consent of any Seller Affiliate, Account or any third party, and no filing with any person, that has not previously been obtained or made is required for Seller to enter into, deliver and perform its obligations under, this Agreement.

(g) Seller acknowledges that it is not relying upon any representations or warranties or other disclosures, express or implied, whether prior to the date hereof or contemporaneous with the execution of this Agreement, of Buyer or any of its advisors or representatives. Seller acknowledges that Buyer may be in possession of information regarding Buyer and the Shares that has not been disclosed to Seller that might be material to Seller’s decision to sell the Shares and Seller is capable of understanding and appreciating, and does understand and appreciate, the significance of any such undisclosed information. Seller represents that it will not pursue any claim against Buyer based on or relating to Buyer’s possession of any such undisclosed information. Seller understands and agrees that Buyer’s agreement to purchase the Shares from Seller is conditioned on Seller’s acknowledgments and representations set forth in this Section 3.

4. Conditions to Seller’s Obligation to Close. The obligation of Seller to sell the Shares to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date, provided that these conditions are for Seller’s sole benefit and may be waived by Seller at any time in its sole discretion by providing Buyer with prior written notice thereof.

5. Conditions to Buyer’s Obligation to Close. The obligation of Buyer to purchase the Shares from Seller at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing Seller with prior written notice thereof: (a) Seller shall have delivered the Shares in accordance with Section 1; and (b) the representations and warranties of Seller shall be true, correct and complete in all material respects as of the date when made and as of the Closing Date as though made at that time, (c) Seller shall have complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Closing Date, (d) Buyer shall have received, in form satisfactory to it, any consents required to be given in respect of the Transfer under the Amended and Restated Revolving Line of Credit Loan Agreement, dated as of September 28, 2007, by and among Bank of America, N.A., as lender, and the borrowers identified therein, and (e) Buyer shall have received evidence, satisfactory to it, that all Liens on the Shares have been resolved and discharged in full.

6. Further Acts. Each party shall do and perform all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

8. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, may not be assigned by one party without the consent of the other party and may not be amended except in a writing signed by both parties. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Maryland. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

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The parties have executed this Agreement effective as of the date first written above.

FURSA ALTERNATIVE STRATEGIES LLC

By:	/s/ THOMAS J. LYNCH
Thomas J. Lynch
Chief Executive Officer

INTEGRAL SYSTEMS, INC.

By:	/s/ ALAN W. BALDWIN
Alan W. Baldwin
Chief Executive Officer and President

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